UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2013

MICROSEMI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-8866	95-2110371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Enterprise, Aliso Viejo, California	92656
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(949) 380-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 21, 2013, Microsemi Corporation (“Microsemi”) entered into a commitment letter (the “Commitment Letter”) with Morgan Stanley Senior Funding, Inc. (“MSSF”) pursuant to which MSSF has committed to provide a $150,000,000 incremental term loan facility (the “Incremental Term Facility,” and the provision of such funds as set forth in the Commitment Letter, the “Financing”). The Incremental Term Facility is available to (i) finance the previously announced cash tender offer (the “Tender Offer”) for all of the shares of common stock of Symmetricom, Inc. (“Symmetricom”) and related merger (the “Merger”), pursuant to that certain Agreement and Plan of Merger, by and among Microsemi, PETT Acquisition Corp, a wholly owned subsidiary of Microsemi (“Purchaser”), and Symmetricom (the “Merger Agreement”), (ii) repay any existing indebtedness of Symmetricom following the consummation of the Merger, and (iii) pay fees and expenses related to the Merger. Under the Commitment Letter, MSSF will act as bookrunner, lead arranger and administrative agent. The actual documentation governing the Incremental Term Facility has not been finalized, and accordingly, the actual terms may differ from the description of such terms below.

While the initial borrowing under the Financing is subject to the consummation of the Tender Offer, the Tender Offer is not subject to any financing condition. Therefore, the terms and conditions of the Financing should not be relevant to Symmetricom stockholders’ decision of whether to tender their shares in the Offer.

Syndication.  Microsemi has agreed to assist, for a period of up to 60 days after the initial funding date, the lead arranger in connection with such syndication, including, without limitation, using commercially reasonable efforts to obtain ratings from Standard & Poor’s Rating Service and Moody’s Investors Service, Inc. that give pro forma effect to the Tender Offer, the Merger and the initial borrowing under the Incremental Term Facility.

Interest Rates.  Interest under the Incremental Term Facility is anticipated to be, at Microsemi’s option, Base Rate or LIBOR, plus a margin of 1.50% for Base Rate-based loans and 2.50% for LIBOR-based loans.  Interest for Base Rate-based loans is calculated on the basis of a 365-day year and interest for LIBOR-based loans is calculated on the basis of a 360-day year.

Fees.  Microsemi expects to pay certain customary upfront fees or original issue discount and other fees on or in respect of the aggregate principal amount of the incremental term loans on the initial funding date.

Conditions to Initial Funding.  The initial borrowing under the Incremental Term Facility is conditioned upon the satisfaction of conditions customary in similar transactions, including, without limitation:

•                  the execution of final customary documentation;

•                  the consummation of the Tender Offer in accordance with applicable law and the Merger Agreement in all material respects, without waiver or amendment of the Merger Agreement or any consent under the Merger Agreement that is materially adverse to the interests of the lenders under the Incremental Term Facility or the lead arranger without the prior written consent of the lead arranger and the administrative agent;

•                  obtaining all necessary material governmental and third party consents and approvals required to be obtained by Microsemi and its subsidiaries for the Tender Offer to be consummated and the expiration of all applicable waiting periods without any adverse action being taken by any competent authority;

•                  the payment of certain fees and expenses;

•                  the lead arranger shall have received certain financial statements and forecasts;

•                  the delivery of all necessary documentation under the Patriot Act; and

•                  the consummation of the Merger for consideration the cash component of which does not exceed the amount as calculated pursuant to the Merger Agreement, in compliance with law and in accordance with the Merger Agreement.

Guarantees and Security.  All obligations of Microsemi under the Incremental Term Facility will be unconditionally guaranteed by each of the guarantors under Microsemi’s existing credit agreement, dated as of November 2, 2010, with, among others, MSSF, as administrative agent (as amended, modified and supplemented from time to time, the “Existing Credit Agreement”). The Incremental Term Facility will be secured by a lien and security interest in the collateral that also secures the other loans and obligations under the Existing Credit Agreement.

Representations, Warranties, Covenants and Events of Default.  The Incremental Term Facility will contain certain representations and warranties, certain affirmative covenants, certain negative covenants, certain conditions and events of default that are substantially similar to the Existing Credit Agreement.

The foregoing summary of the Commitment Letter does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Commitment Letter attached as Exhibit 10.1 to this Report and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Report regarding the Commitment Letter, the Incremental Term Facility, and the Financing is incorporated herein by reference.

Additional Information and Where to Find It

Microsemi has not commenced the tender offer for the shares of Symmetricom’s common stock described in this Report and the exhibits attached hereto.  No statement in this document is an offer to purchase or a solicitation of an offer to sell securities. If and when the tender offer is commenced, Microsemi and Purchaser intend to file a tender offer statement on Schedule TO (including an offer to purchase, a related letter of transmittal and other offer documents), with the Securities and Exchange Commission. Following commencement of the tender offer, Symmetricom also intends to file a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. Any offers to purchase or solicitations of offers to sell will be made only pursuant to such tender offer statement. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the related solicitation/recommendation statement, as they may be amended from time to time, will contain important information, including the various terms of, and conditions to, the tender offer and the proposed merger, that should be read carefully by Symmetricom’s stockholders before they make any decision with respect to the tender offer. Such materials, when prepared and ready for release, will be made available to Symmetricom’s stockholders at no expense to them. In addition, at such time such materials (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s website at www.sec.gov.

Forward-Looking Statements

This Report contains forward-looking statements based on current expectations or beliefs, as well as a number of assumptions about future events, and these statements are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The reader is cautioned not to put undue reliance on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of uncertainties and other factors, many of which are outside the control of Microsemi and Symmetricom. The forward-looking statements in this Report address a variety of subjects including, for example, the expected date of closing of the acquisition, the potential benefits of the merger, including the potentially accretive and synergistic benefits, Microsemi’s revenue and earnings guidance, and any other statements of belief or about the Microsemi’s plans, beliefs or expectations. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the risk that Symmetricom’s business will not be successfully integrated with Microsemi’s business or complement its products, including product mix and acceptance, gross margins and operational and other cost synergies; costs associated with the merger, tender offer and financing; the unsuccessful completion of the tender offer; matters arising in connection with the parties’ efforts to comply with and satisfy applicable regulatory approvals and closing conditions relating to the transaction; increased competition and technological changes in the industries in which Microsemi and Symmetricom compete; Microsemi’s reliance on government contracts for a portion of its sales, including impacts of the recent federal government shutdown; Microsemi’s failure to continue to move up the value chain in its customer offerings; continued negative or worsening worldwide economic conditions or market instability; downturns in the highly cyclical semiconductor industry; intense competition in the semiconductor industry and resultant downward price pressure; inability to develop new technologies and products to satisfy changes in customer demand or the development by the company’s competitors of products that decrease the demand for Microsemi’s products; unfavorable or declining conditions in end markets; inability of Microsemi’s compound semiconductor products to compete successfully with silicon-based products; production delays related to new compound semiconductors; variability of the company’s manufacturing yields; the concentration of the factories that service the semiconductor industry; delays in beginning production, implementing production techniques, resolving problems associated with technical equipment malfunctions, or issues related to government or customer qualification of facilities; potential effects of system outages; the effect of events such as natural disasters and related disruptions on our operations; inability by Microsemi to fulfill customer demand and resulting loss of customers; variations in customer order preferences; difficulties foreseeing future demand; rises in inventory levels and inventory obsolescence; potential non-realization of expected orders or non-realization of backlog; failure to make sales indicated by the company’s book-to-bill ratio; risks related to the company’s international operations and sales, including availability of transportation services, political instability and currency fluctuations; increases in the costs of credit and the availability of credit or additional capital only under more restrictive conditions or not at all; unanticipated changes in Microsemi’s tax provisions, results of tax examinations or exposure to additional income tax liabilities; changes in generally accepted accounting principles; principal, liquidity and counterparty risks related to Microsemi’s holdings in securities; environmental or other regulatory matters or litigation, or any matters involving contingent liabilities or other claims; the uncertainty of litigation, the costs and expenses of litigation, the potential material adverse effect litigation could have on Microsemi’s business and results of operations if an adverse determination in litigation is made, and the time and attention required of management to attend to litigation; uncertainty as to the future profitability of acquired businesses, and delays in the realization of, or the failure to realize, any accretion from acquisition transactions; any circumstances that adversely impact the end markets of acquired businesses; and difficulties in closing or disposing of operations or assets or transferring work, assets or inventory from one plant to another. In addition to these factors and any other factors mentioned elsewhere in this Report, the reader should refer as well to the factors, uncertainties or risks identified in the company’s most recent Form 10-K and all subsequent Form 10-Q reports filed by Microsemi with the SEC. Additional risk factors may be identified from time to time in Microsemi’s future filings. The forward-looking statements included in this Report speak only as of the date hereof, and Microsemi does not undertake any obligation to update these forward-looking statements to reflect subsequent events or circumstances.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description
2.1

Agreement and Plan of Merger dated as of October 21, 2013 by and among Microsemi Corporation, PETT Acquisition Corp. and Symmetricom, Inc. (incorporated by reference to Exhibit 2.1 of Symmetricom Inc.’s Current Report on Form 8-K (File No. 0-02287) filed October 22, 2013)*

10.1	Commitment Letter, dated October 21, 2013, between Microsemi Corporation and Morgan Stanley Senior Funding, Inc.

99.1	Press release issued by Microsemi Corporation on October 21, 2013.+

* Certain schedules have been omitted and Microsemi Corporation agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedules upon request.

+ Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROSEMI CORPORATION
(Registrant)

Date: October 25, 2013	By:	/s/ John W. Hohener
John W. Hohener Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Exhibit Index

Exhibit No.	Description
2.1

Agreement and Plan of Merger dated as of October 21, 2013 by and among Microsemi Corporation, PETT Acquisition Corp. and Symmetricom, Inc. (incorporated by reference to Exhibit 2.1 of Symmetricom Inc.’s Current Report on Form 8-K (File No. 0-02287) filed October 22, 2013)*

10.1	Commitment Letter, dated October 21, 2013, between Microsemi Corporation and Morgan Stanley Senior Funding, Inc.

99.1	Press release issued by Microsemi Corporation on October 21, 2013.+

* Certain schedules have been omitted and Microsemi Corporation agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedules upon request.

+ Previously filed.